UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 2, 2006 (January 30, 2006)
WINDROSE MEDICAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (317) 860-8180
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     The information disclosed below under Item 5.02 of this Current Report on Form 8-K relating to Paula J. Conroy’s compensation is incorporated by reference herein.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 30, 2006, Paula J. Conroy, age 44, joined Windrose Medical Properties Trust (“Windrose”) as its Senior Vice President and Chief Financial Officer and will serve as Windrose’s principal financial and accounting officer. Ms. Conroy will serve in these capacities until her successor is elected and qualifies or until her death, resignation or removal from office.
     Prior to joining Windrose, Ms. Conroy served as the Director of Finance and Corporate Accounts Operations of Roche Diagnostics since 2002. Prior to that, she was employed by Ernst & Young LLP for approximately 20 years as a certified public accountant where she had responsibility for mergers and acquisition due diligence and auditing.
     Ms. Conroy will be paid an initial annual base salary of $160,000 and is eligible to receive an annual cash bonus in an amount up to 30% of her annual base salary based on a combination of corporate and individual performance goals to be determined by the Compensation Committee of Windrose’s Board of Trustees.
Item 7.01. Regulation FD Disclosure.
     A copy of a press release announcing Ms. Conroy’s appointment is furnished as Exhibit 99.1.
Item 9.01 Financial Statement and Exhibits.
     (d) Exhibits.

99.1	Press release of Windrose Medical Properties Trust dated February 1, 2006.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST (Registrant)
Date: February 1, 2006	By:	/s/ Frederick L. Farrar
Frederick L. Farrar
Chief Operating Officer, President and Treasurer

WINDROSE MEDICAL PROPERTIES TRUST
INDEX TO EXHIBITS

No.	Description
99.1	Press release of Windrose Medical Properties Trust dated February 1, 2006.